Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference into previously filed Registration Statement on Form S-8 (No. 333-140702) and Registration Statements on Form SB-2, (No. 333-126399 and No. 333-140607) of Bionovo, Inc., of our report dated March 12, 2008, relating to the consolidated financial statements as of December 31, 2007 and 2006 and for the years then ended, which appear in this Form 10-K.
/s/ PMB Helin Donovan, LLP
PMB Helin Donovan, LLP
San Francisco, California
March 13, 2008